UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2005

Exact name of registrant as specified in its charter
Commission	and principal office address and	State of	I.R.S. Employer
File Number	telephone number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On January 31, 2005, Washington Gas Light Company (Washington Gas or the Company), a wholly owned subsidiary of WGL Holdings, Inc., filed a proposed Weather Normalization Adjustment provision (WNA) with the State Corporation Commission of Virginia (SCC of VA) to be implemented as an experimental pilot program. The proposed WNA is intended to reduce the effect of weather volatility both on customers’ bills and on the Company’s earnings. The proposed implementation date of the WNA by Washington Gas is January 1, 2006, with the first adjustments to customer bills proposed to occur in the fourth quarter of fiscal year 2006.
On April 14, 2005, the Board of Supervisors of Fairfax County, Virginia filed testimony in response to the proposed WNA, recommending that Washington Gas' proposal as an experimental pilot program be denied, and that Washington Gas re-file its request for a WNA as part of a normal rate review proceeding that would also reflect an appropriate reduction in Washington Gas’ allowed return on common equity in consideration for the reduced business risk that is expected to result from implementing the WNA. On April 29, 2005, the Apartment and Office Building Association of Metropolitan Washington (AOBA) and the Division of Consumer Counsel of the Office of the Attorney General of Virginia (Consumer Counsel) filed testimony opposing the proposed WNA. AOBA recommended, among other things, that Washington Gas not be permitted to implement the WNA as an experimental program, and that adjustments be made to reduce Washington Gas' allowed return on common equity and base rates to reflect its reduced business risk. In its testimony, Consumer Counsel claimed, among other things, that the proposed WNA would provide significant benefits to Washington Gas with very limited benefits to customers. The Staff of the SCC of VA filed testimony opposing the WNA on May 16, 2005, and Washington Gas filed rebuttal testimony on June 2, 2005. Public hearings occurred on June 7, 9 and 10, 2005, and post-hearing briefs were filed on August 10, 2005.
On October 6, 2005, a Hearing Examiner of the SCC of VA issued a report on the Company’s application for the proposed WNA. In its report, the Hearing Examiner made the following recommendations to the SCC of VA:
(i)	The WNA, as proposed by Washington Gas, could be implemented as a rate experiment pursuant to the Virginia Code, as the mechanics of the proposed WNA are unique and untested. However, the Hearing Examiner recommended that the experimental period for the proposed WNA be reduced from five years to two years.

(ii)	The WNA, as proposed by Washington Gas, should not be implemented as the Staff of the SCC of VA would not be able to independently verify the accuracy of the credits and surcharges to customers that would result from the WNA implementation. The Hearing Examiner also recommended that the methodology of the proposed WNA would not consistently produce results in line with the underlying weather.

(iii)	If the SCC of VA implements the WNA, as proposed by Washington Gas (but with a shorter two-year experimental period), then the Company’s allowed rate of return on common equity should be reduced by 30 basis points, for Annual Informational Filing purposes, to reflect its lower revenue volatility and business risks.
Based on the above, the Hearing Examiner recommended to the SCC of VA that Washington Gas’ application to implement its proposed WNA be denied. The Company intends to respond to the Hearing Examiner’s report on or before October 27, 2005. Other parties to the proceeding also may file comments by the same date. No rebuttal to any filed comments is allowed. A final decision will be made by the SCC of VA, after considering the Hearing Examiner’s report and any other comments filed by October 27, 2005. The Company has requested the SCC of VA to make a decision before the beginning of calendar year 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)
Date: October 20, 2005	/s/ Mark P. O’Flynn
Mark P. O’Flynn
Controller (Principal Accounting Officer)